EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290, 333-104402, 333-108529, 333-125194, 333-135553,  333-149067, 333-155865, 333-160003, 333-166091, and 333-172027) of PAID, INC. of our report dated March 11, 2011, on our audit of the financial statements of PAID, INC., which appears in the December 31, 2010 annual report on Form 10-K of PAID, INC.

/s/ CCR LLP

Westborough, Massachusetts
March 11, 2011